EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES THIRD QUARTER 2009 TOTAL REVENUE OF $48.9 MILLION

CAMARILLO, CA November 5, 2009– Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and nine months ended September 30, 2009.

Third Quarter 2009 Results

For the quarter ended September 30, 2009 compared to the quarter ended September 30, 2008:

Consolidated

•

Total revenue decreased 10.2% to $48.9 million from $54.4 million;

•

Operating expenses decreased 20.8% to $54.4 million from $68.7 million;

•

Operating expenses excluding impairment of goodwill and indefinite-lived assets and gain or loss on disposal of assets decreased 16.6% to $40.2 million from $48.2 million;

•

Operating loss from continued operations was $5.5 million in the current quarter as compared to $14.2 million in the prior year;

•

Net loss was $4.6 million, or $0.19 net loss per share, as compared to $11.0 million, or $0.47 net loss per share;

•

EBITDA was a loss of $0.2 million for the quarter as compared to a loss of $9.7 million in the prior year; and

•

Adjusted EBITDA decreased 2.3% to $12.5 million from $12.7 million.

Broadcast

•

Net broadcast revenue decreased 11.4% to $42.0 million from $47.4 million;

•

Station operating income (“SOI”) decreased 8.2% to $15.1 million from $16.4 million;

•

Same station net broadcast revenue decreased 12.2% to $40.9 million from $46.6 million;

•

Same station SOI decreased 9.9% to $15.0 million from $16.7 million; and

•

Same station SOI margin increased to 36.8% from 35.8%.

Non-broadcast

•

Non-broadcast revenue decreased 2.8% to $6.9 million from $7.1 million; and

•

Non-broadcast operating income increased to $0.7 million from $0.6 million.

Included in the results for the quarter ended September 30, 2009 are:

•

A $14.1 million impairment of goodwill and indefinite-lived assets ($7.3 million, net of tax, or $0.31 per share) related to the impairment of radio broadcasting licenses and goodwill in our Dallas, Atlanta, Detroit, Portland and Cleveland markets;

•

A $0.8 million charge ($0.4 million, net of tax, or $0.02 per share) related to the change in fair value of our interest rate swaps;

•

A $1.6 million gain of bargain purchase ($0.8 million, net of tax, or $0.04 per diluted share) related to the purchase of WZAB-AM in Miami, Florida of $1.0 million; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options.

Included in the results for the quarter ended September 30, 2008 are:

•

A $0.1 million loss, net of tax, on the disposal of assets;

•

A $20.3 million impairment of long-lived assets ($11.7 million, net of tax, or $0.49 per share) related to the impairment of radio broadcasting licenses in our Cleveland market;

•

A $0.1 million income, net of tax, from discontinued operations of radio stations in Milwaukee, Wisconsin and Columbus, Ohio and CCM Magazine; and

•

A $2.0 million non-cash compensation charge, ($1.2 million, net of tax, or $0.05 per share) related to the expensing of stock options.  This charge included approximately $1.6 million related to the voluntary surrender of unvested stock options by senior management.  The charge consists of:

o

$1.8 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $0.4 million and generated a profit of $0.1 million for the quarter ended September 30, 2008 and net broadcast revenue of approximately $0.3 million and generated a profit of $41,000 for the quarter ended September 30, 2009.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations. The magazine generated no non-broadcast revenue and profit for the quarter ended September 30, 2008.

The company had no other comprehensive income or loss for the quarter ended September 30, 2009 due to the interest rate swaps becoming ineffective during the fourth quarter of 2008.  This is compared to other comprehensive loss of $0.3 million, net of tax, for the quarter ended September 30, 2008 due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,933,940 diluted weighted average shares for the quarter ended September 30, 2009, and 23,673,788 diluted weighted average shares for the quarter ended September 30, 2008.

Year to Date 2009 Results

For the nine month period ended September 30, 2009 compared to the nine month period ended September 30, 2008:

Consolidated

•

Total revenue decreased 11.3% to $147.3 million from $165.9 million;

•

Operating expenses decreased 4.1% to $150.5 million from $157.0 million;

•

Operating expenses excluding impairment of goodwill and indefinite-lived assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets decreased 15.9% to $119.9 million from $142.5 million;

•

Operating loss from continued operations was $3.3 million as compared to operating income of $8.9 million in the prior year;

•

Net loss was $6.8 million, or $0.28 net loss per share, as compared to $2.5 million, or $0.11 net loss per share;

•

EBITDA decreased 54.7% to $10.5 million from $23.3 million; and

•

Adjusted EBITDA increased 0.3% to $39.1 million from $38.9 million.

Broadcast

•

Net broadcast revenue decreased 12.1% to $127.6 million from $145.2 million;

•

SOI decreased 8.0% to $46.5 million from $50.6 million;

•

Same station net broadcast revenue decreased 12.6% to $123.4 million from $141.2 million;

•

Same station SOI decreased 7.9% to $46.1 million from $50.0 million; and

•

Same station SOI margin increased to 37.3% from 35.4%.

Non-broadcast

•

Non-broadcast revenue decreased 5.1% to $19.7 million from $20.7 million; and

•

Non-broadcast operating income increased to $2.3 million from $1.1 million.

Included in the results for the nine month period ended September 30, 2009 are:

•

A $1.1 million charge ($0.6 million, net of tax, or $0.03 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $27.8 million impairment of goodwill and indefinite-lived assets ($15.8 million, net of tax, or $0.66 per share) consisting of a $26.6 million impairment of radio broadcasting licenses and goodwill in our Dallas, Atlanta, Detroit, Portland and Cleveland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.7 million loss ($0.9 million, net of tax, or $0.04 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $1.5 million benefit ($0.9 million, net of tax, or $0.04 per diluted share) related to the change in fair value of our interest rate swaps;

•

A $1.6 million gain of bargain purchase ($0.9 million, net of tax, or $0.04 per diluted share) related to the purchase of WZAB-AM in Miami, Florida of $1.0 million;

•

A $0.7 million gain ($0.4 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of $1.0 million of our 7 ¾% senior subordinated notes due in 2010;

•

A $0.2 million income ($0.01 gain per diluted share), net of tax, from discontinued operations of a radio station in Columbus, Ohio; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the nine month period ended September 30, 2008 are:

•

A $5.9 million gain primarily from the disposal of the assets of KTEK-AM in Houston, Texas ($3.5 million gain, net of tax, or $0.15 per diluted share);

•

A $20.3 million impairment of long-lived assets ($12.2 million, net of tax, or $0.51 per share) related to the impairment of radio broadcasting licenses in our Cleveland market;

•

A $2.1 million income ($0.09 gain per diluted share), net of tax, from discontinued operations consisting primarily of:

o

A $1.3 million gain, net of tax, from the sale of WRRD-AM in Milwaukee, Wisconsin;

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of radio station WRFD-AM in Columbus, Ohio and the operating results of CCM Magazine; and

A $3.3 million non-cash compensation charge ($2.0 million, net of tax, or $0.08 per share) related to the expensing of stock options.  This charge included approximately $1.6 million related to the voluntary surrender of unvested stock options by senior management.  The charge consists of:

o

$2.8 million non-cash compensation included in corporate expenses;

o

$0.4 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $1.7 million and generated a profit of $0.2 million for the nine months ended September 30, 2008 and net broadcast revenue of approximately $1.1 million and generated a profit of $0.2 million for the nine months ended September 30, 2009.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.4 million and generated a profit of $0.1 million for the nine months ended September 30, 2008.

The company had no other comprehensive income or loss for the nine months ended September 30, 2009 due to the interest rate swaps becoming ineffective during the fourth quarter of 2008.  Other comprehensive loss of $0.5 million, net of tax, for the nine months ended September 30, 2008 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,670,505 diluted weighted average shares for the nine months ended September 30, 2009 and 23,670,455 diluted weighted average shares for the comparable 2008 period.

Balance Sheet

As of September 30, 2009, the company had net debt of $290.2 million and was in compliance with the covenants of its credit facilities and bond indentures.  The company’s bank leverage ratio was 5.16 versus a compliance covenant of 5.75 and its bond leverage ratio was 5.23 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transaction is currently pending:

•

WRFD (880 AM) in Columbus, Ohio will be sold for approximately $4.0 million.

Fourth Quarter 2009 Outlook

For the fourth quarter of 2009, Salem is projecting total revenue to decrease 8% to 10% over fourth quarter 2008 total revenue of $54.8 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to decline 5% to 8% as compared to the fourth quarter of 2008 operating expenses of $43.0 million.

In addition to its radio properties, Salem owns Salem Radio Network(R), which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Media Representatives(TM), a national radio advertising sales force; Salem Web Network(TM), an Internet provider of Christian content and online streaming; and Salem Publishing(TM), a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 93 radio stations, including 58 stations in 22 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of goodwill and indefinite-lived asset, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(unaudited)

Net broadcast revenue	$ 47,371	$ 41,994	$ 145,226	$ 127,595
Non-broadcast revenue	7,057	6,856	20,711	19,662
Total revenue	54,428	48,850	165,937	147,257
Operating expenses:
Broadcast operating expenses	30,942	26,914	94,634	81,059
Cost of denied tower site and abandoned projects	-	-	-	1,111
Non-broadcast operating expenses	6,477	6,163	19,564	17,400
Corporate expenses	6,555	3,440	16,314	10,054
Impairment of goodwill and indefinite-lived assets	20,320	14,146	20,320	27,809
Depreciation and amortization	4,218	3,679	12,036	11,423
(Gain) loss on disposal of assets	142	54	(5,862)	1,670
Total operating expenses	68,654	54,396	157,006	150,526
Operating income (loss)	(14,226)	(5,546)	8,931	(3,269)
Other income (expense):
Interest income	47	91	181	238
Interest expense	(5,453)	(4,291)	(17,015)	(12,929)
Change in fair value of interest rate swaps	-	(842)	-	1,534
Gain on bargain purchase	-	1,634	-	1,634
Gain on early redemption of long-term debt	-	-	-	660
Other income (expense), net	278	(24)	178	(72)
Loss from continuing operations before income taxes	(19,354)	(8,978)	(7,725)	(12,204)
Benefit from income taxes	(8,235)	(4,317)	(3,100)	(5,272)
Loss from continuing operations	(11,119)	(4,661)	(4,625)	(6,932)
Income from discontinued operations, net of tax	77	25	2,130	168
Net loss	$ (11,042)	$ (4,636)	$ (2,495)	$ (6,764)
Other comprehensive loss, net of tax	(297)	-	(480)	-
Comprehensive loss	$ (11,339)	$ (4,636)	$ (2,975)	$ (6,764)

Basic loss per share before discontinued operations	$ (0.47)	$ (0.19)	$ (0.20)	$ (0.29)
Income from discontinued operations, net of tax	$ -	$ -	$ 0.09	$ 0.01
Basic loss per share after discontinued operations	$ (0.47)	$ (0.19)	$ (0.11)	$ (0.28)

Diluted loss per share before discontinued operations	$ (0.47)	$ (0.19)	$ (0.20)	$ (0.29)
Income from discontinued operations, net of tax	$ -	$ -	$ 0.09	$ 0.01
Diluted loss per share after discontinued operations	$ (0.47)	$ (0.19)	$ (0.11)	$ (0.28)

Basic weighted average shares outstanding	23,673,788	23,933,940	23,670,455	23,760,505
Diluted weighted average shares outstanding	23,673,788	23,933,940	23,670,455	23,760,505

Other Data:
Station operating income	$ 16,429	$ 15,080	$ 50,592	$ 46,536
Station operating margin	34.7%	35.9%	34.8%	36.5%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2008	2009
		(unaudited)
Assets
Cash	$ 1,892	$ 31,666
Trade accounts receivable, net	28,530	26,071
Deferred income taxes	5,670	4,247
Other current assets	2,844	2,031
Assets of discontinued operations	204	204
Property, plant and equipment, net	133,706	123,575
Intangible assets, net	423,709	398,200
Bond issue costs	268	163
Bank loan fees	981	1,356
Other assets	9,914	7,191
Total assets	$ 607,718	$ 594,704

Liabilities and Stockholders' Equity
Current liabilities	$ 22,897	$ 97,150
Long-term debt and capital lease obligations	329,507	255,273
Deferred income taxes	43,106	36,548
Other liabilities	9,092	8,608
Stockholders' equity	203,116	197,125
Total liabilities and stockholders' equity	$ 607,718	$ 594,704

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast Operating Income to Operating Income (Loss)

Station operating income	$ 16,429	$ 15,080	$ 50,592	$ 46,536
Non-broadcast operating income	580	693	1,147	2,262
Less:
Corporate expenses	(6,555)	(3,440)	(16,314)	(10,054)
Depreciation and amortization	(4,218)	(3,679)	(12,036)	(11,423)
Cost of denied tower site and abandoned projects	-	-	-	(1,111)
Impairment of goodwill and indefinite-lived assets	(20,320)	(14,146)	(20,320)	(27,809)
Gain (loss) on disposal of assets	(142)	(54)	5,862	(1,670)
Operating income (loss)	$ (14,226)	$ (5,546)	$ 8,931	$ (3,269)

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)

Adjusted EBITDA	$ 12,747	$ 12,458	$ 38,933	$ 39,051
Less:
Stock-based compensation	(2,015)	(149)	(3,330)	(379)
Impairment of goodwill and indefinite-lived assets	(20,320)	(14,146)	(20,320)	(27,809)
Cost of denied tower site and abandoned projects	-	-	-	(1,111)
Gain on bargain purchase	-	1,634	-	1,634
Gain on early redemption of long-term debt	-	-	-	660
Discontinued operations, net of tax	77	25	2,130	168
Gain (loss) on disposal of assets	(142)	(54)	5,862	(1,670)
EBITDA	(9,653)	(232)	23,275	10,544
Plus:
Interest income	47	91	181	238
Less:
Depreciation and amortization	(4,218)	(3,679)	(12,036)	(11,423)
Interest expense	(5,453)	(4,291)	(17,015)	(12,929)
Change in fair value of interest rate swaps	-	(842)	-	1,534
Provision for (benefit from) income taxes	8,235	4,317	3,100	5,272
Net loss	$ (11,042)	$ (4,636)	$ (2,495)	$ (6,764)

		Applicable
	Outstanding at	Interest
	September 30, 2009	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 89,655	7.75%
Senior bank term loan B debt (1)	71,240	1.81%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.49%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.20%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.03%
Senior bank term C debt (at variable rates) (1)	70,027	1.81%

(1) Subject to rolling LIBOR plus a spread currently at 1.50% and incorporated into the rate set forth above.

(2)  Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement.

      As of September 30, 2009, that spread was 1.50% and is incorporated into the applicable interest rates set forth above.